Exhibit 99.1

Owl Rock Capital Corp. Reports First Quarter Net Investment Income Per Share of $0.45 and

NAV Per Share of $15.15

NEW YORK — May 10, 2023 — Owl Rock Capital Corporation (NYSE: ORCC, or the “Company”) today announced financial results for its first quarter ended March 31, 2023.

FIRST QUARTER 2023 HIGHLIGHTS

•	First quarter NII of $0.45 per share exceeded the first quarter dividend of $0.33 per share by over 35%, marking our highest quarterly NII since ORCC’s inception

•	In addition, the Board declared a first quarter supplemental dividend of $0.06 per share

•	Total dividends for the first quarter were $0.39 per share, which represents a greater than 10% annualized yield based on current NAV per share

•	Delivered NII ROE[1] of 12.1% in the first quarter, up from 8.3% the prior year

•	Net asset value per share increased to $15.15 compared to $14.99 as of December 31, 2022

Craig W. Packer, Chief Executive Officer of Owl Rock Capital Corporation commented, “We achieved record net investment income in the first quarter of 2023, building upon our consistent track record, as we continue to realize earnings momentum from rising interest rates. Credit performance remains strong, and our direct lending portfolio is defensively positioned to generate healthy, stable returns throughout the current economic cycle.”

Dividend Declarations

The Company’s Board of Directors has declared a second quarter 2023 dividend of $0.33 per share for stockholders of record as of June 30, 2023, payable on or before July 14, 2023 and a first quarter 2023 supplemental dividend of $0.06 per share for stockholders of record as of May 31, 2023, payable on or before June 15, 2023.

Stock Repurchases

On November 1, 2022, the Board approved the 2022 Repurchase Program under which the Company may repurchase up to $150 million of the Company’s common stock. In addition, last quarter certain affiliates and employees of Blue Owl participated in an investment vehicle to purchase up to $25 million of ORCC common stock. As of May 10, 2023, a total of $73.7 million of ORCC common stock was purchased, of which $49.1 million was bought by ORCC, at an average price of $12.22 per share.

PORTFOLIO AND INVESTING ACTIVITY

For the three months ended March 31, 2023, new investment commitments totaled $175.1 million across 3 new portfolio companies and eight existing portfolio companies. This compares to $211.2 million for the three months ended December 31, 2022 across 6 new portfolio companies and 2 existing portfolio companies.

For the three months ended March 31, 2023, the principal amount of new investments funded was $94.3 million. For this period, the Company had $76.1 million aggregate principal amount in sales and repayments.

For the three months ended December 31, 2022, the principal amount of new investments funded was $184.1 million. For this period, the Company had $115.7 million aggregate principal amount in sales and repayments.

As of March 31, 2023 and December 31, 2022, the Company had investments in 187 and 184 portfolio companies with an aggregate fair value of $13.2 billion and $13.0 billion, respectively. As of March 31, 2023, the average investment size in each portfolio company was $70.4 million based on fair value.

(1)	NII ROE is calculated as annualized Q1’23 net investment income divided by average Q1’23 and Q4’22 net asset value.

As of March 31, 2023, based on fair value, our portfolio consisted of 70.5% first lien senior secured debt investments, 14.1% second lien senior secured debt investments, 2.0% unsecured debt investments, 2.4% investment funds and vehicles, 3.0% preferred equity investments, and 8.0% common equity investments.

As of December 31, 2022, based on fair value, our portfolio consisted of 71.4% first lien senior secured debt investments, 14.3% second lien senior secured debt investments, 1.9% unsecured debt investments, 2.2% investment funds and vehicles, 2.7% preferred equity investments, and 7.5% common equity investments.

As of March 31, 2023 and December 31, 2022, approximately 84.6% and 85.7% of the portfolio was invested in secured debt, respectively. As of March 31, 2023, 98.2% of our debt investments based on fair value in our portfolio were at floating rates.

As of March 31, 2023 and December 31, 2022, the weighted average total yield of accruing debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 12.0% and 11.5%, respectively, and the weighted average total yield of accruing debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 12.0% and 11.5%, respectively.

As of March 31, 2023, 2 portfolio companies with an aggregate fair value of $38.3 million were on non-accrual status, representing 0.3% of the total fair value of the debt portfolio.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 2023

Investment Income

Investment income increased to $377.6 million for the three months ended March 31, 2023 from $350.5 million for the three months ended December 31, 2022 primarily due to an increase in our portfolio’s weighted average yield from 11.0% as of December 31, 2022 to 11.5% as of March 31, 2023 while our debt portfolio at par remained relatively consistent at $11.7 billion from December 31, 2022 to March 31, 2023. Included in investment income is dividend income which increased primarily due to increases in dividends related to Windows Entities, ORCC SLF, Wingspire and Swipe Acquisition Corporate (dba PLI). Also included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns. Period over period, income generated from these fees increased. Other income decreased due to a decrease in incremental fee income, which are fees that are generally available as a result of closing investments and normally paid at the time of closing. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.

Expenses

Total expenses increased to $196.4 million for the three months ended March 31, 2023 from $188.0 million for the three months ended December 31, 2022, primarily due to an increase in interest expense. The increase in interest expense was primarily driven by an increase in the average daily borrowings as well as an increase in the average interest rate. As a percentage of total assets, professional fees, directors’ fees, and other general and administrative expenses remained relatively consistent period over period.

Liquidity and Capital Resources

As of March 31, 2023, we had $399.5 million in cash and restricted cash, $7.5 billion in total principal value of debt outstanding, and $1.3 billion of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 5.2% and 4.7% for the three months ended March 31, 2023 and December 31, 2022, respectively. Ending net debt to equity was 1.21x and 1.19x as of March 31, 2023 and December 31, 2022, respectively.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:

The conference call will be broadcast live on May 11, 2023 at 10:30 a.m. Eastern Time on the Events section of ORCC’s website at www.OwlRockCapitalCorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: (877) 737-7048

•	International: +1 (201) 689-8523

All callers will need to reference “Owl Rock Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Events section of ORCC’s website, and via the dial-in numbers listed below:

•	Domestic: (877) 660-6853

•	International: +1 (201) 612-7415

•	Conference ID: 13737251

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	March 31, 2023	December 31, 2022	March 31, 2022
Investments at Fair Value	$13,157,251	$13,010,345	$12,756,323
Total Assets	$13,679,100	$13,584,853	$13,203,697
Net Asset Value Per Share	$15.15	$14.99	$14.88
Investment Income	$377,622	$350,506	$264,159
Net Investment Income	$177,859	$162,464	$122,356
Net Income	$201,842	$191,888	$43,986
Net Investment Income Per Share	$0.45	$0.41	$0.31
Net Realized and Unrealized Gains (and Losses) Per Share	$0.07	$0.07	$(0.20)
Net Income Per Share	$0.52	$0.49	$0.11
Distributions Declared from Net Investment Income Per Share	$0.33	$0.33	$0.31
Supplemental Distributions Declared from Net Investment Income Per Share	$0.06	$0.04	$0.00
Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value	12.0%	11.5%	7.9%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost	12.0%	11.5%	8.0%
Percentage of Debt Investment Commitments at Floating Rates	98.2%	98.3%	98.8%

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in thousands, except share and per share amounts)

	March 31, 2023 (Unaudited)	December 31, 2022
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $11,969,923 and $12,133,062, respectively)	$11,923,041	$12,010,369
Non-controlled, affiliated investments (amortized cost of $21,265 and $6,224, respectively)	21,215	6,175
Controlled, affiliated investments (amortized cost of $1,115,978, and $906,846, respectively)	1,212,995	993,801

Total investments at fair value (amortized cost of $13,107,166 and $13,046,132, respectively)	13,157,251	13,010,345
Cash (restricted cash of $86,443 and $96,420, respectively)	392,960	444,278
Foreign cash (cost of $6,496 and $809, respectively)	6,498	809
Interest receivable	96,086	108,085
Receivable from a controlled affiliate	22,026	17,709
Prepaid expenses and other assets	4,279	3,627

Total Assets	$13,679,100	$13,584,853

Liabilities
Debt (net of unamortized debt issuance costs of $91,267 and $95,647, respectively)	$7,383,214	$7,281,744
Distribution payable	128,971	129,517
Management fee payable	48,093	47,583
Incentive fee payable	37,728	34,462
Payables to affiliates	3,718	6,351
Accrued expenses and other liabilities	160,006	202,793

Total Liabilities	7,761,730	7,702,450

Commitments and contingencies (Note 7)
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 390,676,080 and 392,476,687 shares issued and outstanding, respectively	3,907	3,925
Additional paid-in-capital	5,948,602	5,970,674
Accumulated undistributed (overdistributed) earnings	(35,139)	(92,196)

Total Net Assets	5,917,370	5,882,403

Total Liabilities and Net Assets	$13,679,100	$13,584,853

Net Asset Value Per Share	$15.15	14.99

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share amounts)

	For the Three Months Ended March 31,
	2023	2022
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$288,678	$208,599
Payment-in-kind interest income	43,055	22,411
Dividend income	17,833	11,728
Other income	2,964	3,848

Total investment income from non-controlled, non-affiliated investments	352,530	246,586

Investment income from controlled, affiliated investments:
Interest income	2,674	1,773
Dividend income	22,026	15,638
Other Income	392	162

Total investment income from controlled, affiliated investments	25,092	17,573

Total Investment Income	377,622	264,159

Expenses
Interest expense	103,955	61,378
Management fees	48,093	47,413
Performance based incentive fees	37,728	25,954
Professional fees	3,673	3,828
Directors’ fees	258	290
Other general and administrative	2,671	2,132

Total Operating Expenses	196,378	140,995

Net Investment Income (Loss) Before Taxes	181,244	123,164

Income tax expense (benefit)	3,385	808

Net Investment Income (Loss) After Taxes	$177,859	$122,356

Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$65,423	$(69,948)
Non-controlled, affiliated investments	(1)	—
Controlled, affiliated investments	10,254	(11,758)
Translation of assets and liabilities in foreign currencies	1,210	(481)
Income tax (provision) benefit	(281)	—

Total Net Change in Unrealized Gain (Loss)	76,605	(82,187)

Net realized gain (loss):
Non-controlled, non-affiliated investments	(52,483)	4,702
Foreign currency transactions	(139)	(885)

Total Net Realized Gain (Loss)	(52,622)	3,817

Total Net Realized and Change in Unrealized Gain (Loss)	23,983	(78,370)

Net Increase (Decrease) in Net Assets Resulting from Operations	$201,842	$43,986
Earnings Per Share—Basic and Diluted	$0.52	$0.11

Weighted Average Shares Outstanding—Basic and Diluted	391,049,102	394,309,578

PORTFOLIO AND INVESTMENT ACTIVITY

	For the Three Months Ended March 31,
($ in thousands)	2023	2022
New investment commitments
Gross originations	175,114	$533,848
Less: Sell downs	—	(3,409)

Total new investment commitments	$175,114	$530,439

Principal amount of investments funded:
First-lien senior secured debt investments	$36,809	$223,302
Second-lien senior secured debt investments	—	1,000
Unsecured debt investments	—	69,989
Preferred equity investments	24,194	7,000
Common equity investments	9,653	1,968
Investment funds and vehicles	23,625	44,625

Total principal amount of investments funded	$94,281	$347,884

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(56,696)	$(326,994)
Second-lien senior secured debt investments	(19,200)	(25,000)
Unsecured debt investments	(193)	—
Preferred equity investments	—	(22,843)
Common equity investments	—	—
Investment funds and vehicles	—	—

Total principal amount of investments sold or repaid	$(76,089)	$(374,837)

Number of new investment commitments in new portfolio companies(1)	3	17
Average new investment commitment amount	$941	$21,952
Weighted average term for new debt investment commitments (in years)	3.0	5.1
Percentage of new debt investment commitments at floating rates	100.0%	97.3%
Percentage of new debt investment commitments at fixed rates	—%	2.7%
Weighted average interest rate of new debt investment commitments(2)	12.4%	7.4%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	7.2%	6.5%

(1)	Number of new investment commitments represents commitments to a particular portfolio company.
(2)

For the three months ended March 31, 2023, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 4.91% as of March 31, 2023. For the three months ended March 31, 2022, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month LIBOR, which was 0.96% as of March 31, 2022.

ABOUT OWL ROCK CAPITAL CORPORATION

Owl Rock Capital Corporation (NYSE: ORCC) is a specialty finance company focused on lending to U.S. middle-market companies. As of March 31, 2023, ORCC had investments in 187 portfolio companies with an aggregate fair value of $13.2 billion. ORCC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. ORCC is externally managed by Owl Rock Capital Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Owl Rock, a division of Blue Owl. Owl Rock, together with its subsidiaries, is a New York based direct lending platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about ORCC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond ORCC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in ORCC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which ORCC makes them. ORCC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

Dana Sclafani

212-419-3000

owlrockir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-owlrock@prosek.com